                                                                    EXHIBIT 10.1


                                                                  Execution Copy


===============================================================================


                TRANSITION PROPERTY PURCHASE AND SALE AGREEMENT

                                    between

                                SCE FUNDING LLC

                                  Note Issuer

                                      and

                       SOUTHERN CALIFORNIA EDISON COMPANY

                                     Seller

                         Dated as of December 11, 1997


===============================================================================

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE I. DEFINITIONS..........................................................................    1

     Section 1.01.      Definitions.............................................................    1

     Section 1.02.      Other Definitional Provisions...........................................    4

ARTICLE II. Conveyance of Transition Property...................................................    5

     Section 2.01.      Conveyance of Transition Property.......................................    5

ARTICLE III. Representations and Warranties of Seller...........................................    5

     Section 3.01.      Organization and Good Standing..........................................    5

     Section 3.02.      Due Qualification.......................................................    5

     Section 3.03.      Power and Authority.....................................................    6

     Section 3.04.      Binding Obligation......................................................    6

     Section 3.05.      No Violation............................................................    6

     Section 3.06.      No Proceedings..........................................................    6

     Section 3.07.      Approvals...............................................................    7

     Section 3.08.      The Transition Property.................................................    7

            (a)         Information.............................................................    7

            (b)         Title...................................................................    7

            (c)         Transfer Filings........................................................    8

            (d)         Financing Order and Issuance Advice Letters; Other Approvals............    8

            (e)         Assumptions.............................................................    9

            (f)         Creation of Transition Property.........................................    9

     Section 3.09.      Outstanding Indenture...................................................    9

ARTICLE IV. Covenants of the Seller.............................................................    9

     Section 4.01.      Corporate Existence.....................................................    9

     Section 4.02.      No Liens................................................................   10

     Section 4.03.      Delivery of Collections.................................................   10

     Section 4.04.      Notice of Liens.........................................................   10

     Section 4.05.      Compliance with Law.....................................................   10


     Section 4.06.      Covenants Related to Transition Property................................   10

     Section 4.07.      Protection of Title.....................................................   11

     Section 4.08.      Nonpetition Covenants...................................................   11

     Section 4.09.      Taxes...................................................................   12

ARTICLE V. The Seller...........................................................................   12

     Section 5.01.      Liability of Seller; Indemnities........................................   12

     Section 5.02.      Merger or Consolidation of, or Assumption of the Obligations of, Seller.   14

     Section 5.03.      Limitation on Liability of Seller and Others............................   15

ARTICLE VI. Miscellaneous Provisions............................................................   15

     Section 6.01.      Amendment...............................................................   15

     Section 6.02.      Notices.................................................................   16

     Section 6.03.      Assignment..............................................................   17

     Section 6.04.      Limitations on Rights of Others.........................................   17

     Section 6.05.      Severability............................................................   17

     Section 6.06.      Separate Counterparts...................................................   17

     Section 6.07.      Headings................................................................   17

     Section 6.08.      Governing Law...........................................................   18

     Section 6.09.      Assignment to Note Trustee..............................................   18

     Section 6.10.      Limitation of Liability.................................................   18

                  Schedules
                  ---------

  Schedule 3.06   Proceedings

                        TRANSITION PROPERTY PURCHASE AND SALE
                    AGREEMENT dated as of December 11, 1997, between SCE FUNDING LLC, a Delaware limited liability company (the "Note Issuer"), and SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, as Seller (the "Seller").

          WHEREAS the Note Issuer desires to purchase the Transition Property created pursuant to the PU Code, the Financing Order and the Issuance Advice Letter; and

          WHEREAS the Seller is willing to sell such Transition Property to the
Note Issuer.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS
                                  -----------

          Section 1.01.  Definitions. Whenever used in this Agreement, the
                         -----------
following words and phrases shall have the following meanings:

          "Agreement" means this Transition Property Purchase and Sale Agreement, as the same may be amended and supplemented from time to time.

          "Certificates" means the Series of Certificates issued under the Trust Agreement whose Series Issuance Date is the date of this Agreement.

          "Certificate Trustee" means the Person acting as certificate trustee under the Trust Agreement.

          "CPUC" means the California Public Utilities Commission or any successor in interest.

          "CPUC Regulations" has the meaning assigned to that term in the Servicing Agreement.

          "Customers" means existing and future Residential Customers and Small Commercial Customers.

          "Date of Breach" means, with respect to the repurchase obligation specified in Section 5.01(b), the date of breach of a representation and warranty that triggers such repurchase obligation.

          "Delaware Trustee" means the Person acting as Delaware trustee under the Trust Agreement.

          "Financing Order" means the order of the CPUC, Decision 97-09-056, issued as of as of September 3, 1997, which became effective on October 9, 1997.

          "FTA Charges" means the charges permitted to be levied upon the Customers pursuant to the Financing Order.

          "IED Bank Issuance Resolution" means Resolution No. B97-19 adopted by the Infrastructure Bank on November 10, 1997.

          "Indenture" means the Indenture dated as of December 11, 1997, between the Note Issuer and the Note Trustee, as the same may be amended and supplemented from time to time.

          "Infrastructure Bank" means the California Infrastructure and Economic Development Bank or any successor in interest.

          "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "Issuance Advice Letter" means Advice 1272-E, dated December 4, 1997, filed with the CPUC by the Seller pursuant to the Financing Order.

          "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

          "Losses" has the meaning assigned to that term in Section 5.01(e).

          "Note Issuer" has the meaning set forth in the heading of this Agreement.

          "Notes" means the Series of Notes issued under the Indenture whose Series Issuance Date is the date of this Agreement.

          "Note Trustee" means the Person acting as trustee under the Indenture.

          "Officer's Certificate" means a certificate signed by the chairman of the board, the president, the vice chairman of the board, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Seller.

          "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the party providing such opinion of counsel, which counsel shall be acceptable to the party receiving such opinion of counsel.

          "PU Code" means the California Public Utilities Code, as amended from time to time.

          "Repurchase Date" means the date that is five Business Days after the date that is (i) if the terms of Section 5.01(b)(i)(A) and Section 5.01(b)(i)(B)(ii) are applicable, two Business Days after the Date of Breach if the Seller fails to make the deposit required by such Section or 90 days after the Date of Breach if the Seller makes the deposit required by such Section,
(ii) if the terms of Section 5.01(b)(ii) are applicable, 30 days after the Seller receives written notice from the Note Trustee or the Certificate Trustee or otherwise becomes aware of such breach and (iii) if the terms of Section 5.01(b)(i)(A) and Section 5.01(b)(i)(B)(i) are applicable, 90 days after the Date of Breach.

          "Repurchase Price" has the meaning specified in Section 5.01(b)(i).

          "Residential Customers" means the existing and future residential consumers of electricity, as identified in the Financing Order, located in the service territory in which the Seller provided electricity services as of December 20, 1995.

          "Seller" means Southern California Edison Company and its successors in interest to the extent permitted hereunder.

          "Seller Mortgage" has the meaning set forth in Section 3.05.

          "Servicer Default" means an event specified in Section 7.01 of the Servicing Agreement.

          "Servicing Agreement" means that certain Transition Property Servicing Agreement dated as of the date hereof between Southern California Edison Company, as Servicer, and the Note Issuer, as amended and supplemented from time to time.

          "Small Commercial Customers" means the existing and future small commercial consumers of electricity, as identified in the Financing Order, located in the service territory in which the Seller provided electricity services as of December 20, 1995.

          "Statute" means Chapter 854, California Statutes of 1996_and Chapter 275, California Statutes of 1997, as further amended from time to time.

          "STO" means the California State Treasurer's Office, as agent for sale for the Certificates.

          "Transition Costs" has the meaning assigned to that term in Section 840(f) of the PU Code.

          "Transition Property" means the "Transition Property" contemplated by the Financing Order and specifically described in the Issuance Advice Letter.

          "Trust Agreement" means the Amended and Restated Declaration and Agreement of Trust dated as of December 11, 1997, among the Infrastructure Bank, the Delaware Trustee and the Certificate Trustee, as the same may be further amended and supplemented from time to time.

          Section 1.02.  Other Definitional Provisions.
                         ------------------------------

          (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

                                  ARTICLE II.

                       Conveyance of Transition Property
                       ---------------------------------

          Section 2.01.  Conveyance of Transition Property. In consideration of
                         ----------------------------------
the Note Issuer's delivery to or upon the order of the Seller of $2,443,709,922.82, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Note Issuer, without recourse (subject to the obligations herein), all right, title and interest of the Seller in and to the Transition Property (such sale, transfer, assignment, set over and conveyance of the Transition Property includes, to the fullest extent permitted by the Statute, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the FTA Charges pursuant to the Financing Order and the Issuance Advice Letter). Such sale, transfer, assignment, set over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 844(a) of the PU Code, shall be treated as an absolute transfer of all of the Seller's right, title and interest (as in a true sale), and not as a pledge or other financing, of the Transition Property. This is the statement referred to in Section 844(a) of the PU Code. If such sale, transfer, assignment, set over and conveyance is held not to be a true sale as contemplated by Section 844(a) of the PU Code, then such sale, transfer, assignment, set over and conveyance shall be treated as a pledge of the Transition Property and the Seller shall be deemed to have granted a security interest to the Note Issuer in the Transition Property. The Seller takes the position that it has no rights in the Transition Property to which such a security interest could attach because it has sold all rights in the Transition Property to the Note Issuer pursuant to Section 844(a) of the PU Code.

                                  ARTICLE III.

                    Representations and Warranties of Seller
                     ---------------------------------------

          The Seller makes the following representations and warranties, as of the Closing Date, on which the Note Issuer has relied in acquiring the Transition Property. The representations and warranties shall survive the sale of the Transition Property to the Note Issuer and the pledge thereof to the Note Trustee pursuant to the Indenture.

          Section 3.01.  Organization and Good Standing. The Seller is duly
                         -------------------------------
organized and validly existing as a corporation in good standing under the laws of the State of California, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the requisite power, authority and legal right to own the Transition Property.

          Section 3.02.  Due Qualification. The Seller is duly qualified to do
                         ------------------
business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues, properties or prospects).

          Section 3.03.  Power and Authority. The Seller has the requisite
                         --------------------
power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the Transition Property to be sold and assigned to the Note Issuer and the Seller has duly authorized such sale and assignment to the Note Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

          Section 3.04.  Binding Obligation. This Agreement constitutes a
                         -------------------
legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

          Section 3.05.  No Violation. After giving effect to the release of
                         -------------
the lien of the Trust Indenture dated as of October 1, 1923, between Southern California Edison Company and Harris Trust and Savings Bank and Pacific-Southwest Trust and Savings Bank (D.G. Donovan, successor trustee), as trustees, as amended and supplemented (the "Seller Mortgage"), on the Transition Property, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          Section 3.06.  No Proceedings. Except as set forth on Schedule 3.06,
                         ---------------
there are no proceedings or investigations pending or, to the Seller's knowledge, threatened, before any court, Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties involving or relating to the Seller or the
Note Issuer or, to the Seller's knowledge, any other Person: (i) asserting the invalidity of this Agreement, the Indenture, the Trust Agreement or any of the other Basic Documents or the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the Trust Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Basic Documents or the Notes or the Certificates or (iv) which might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

          Section 3.07.  Approvals. No approval, authorization, consent, order
                         ----------
or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to Article IV of the Servicing Agreement.

          Section 3.08.  The Transition Property. (a)  Information. At the
                         ------------------------      ------------
Closing Date, all information provided by the Seller to the Note Issuer with respect to the Transition Property (including the Expected Amortization Schedule, the Financing Order and the Issuance Advice Letter) is correct in all material respects.

          (b) Title. It is the intention of the parties hereto that the transfer
              ------
and assignment herein contemplated constitute a sale of the Transition Property from the Seller to the Note Issuer and that the beneficial interest in and title to the Transition Property not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the Transition Property has been sold, transferred, assigned or pledged by the Seller to any Person other than the Note Issuer. At the Closing Date immediately prior to the sale hereunder and after giving effect to the release of the lien of the Seller Mortgage, the Seller owns the Transition Property, free and clear of all Liens and rights of others, no offsets, defenses or counterclaims exist or have been asserted with respect thereto and Southern California Edison Company, in its capacity as Seller or Servicer, will not at any time assert any Lien against or with respect to any of the Transition Property.

          (c)  Transfer Filings. At the Closing Date, the Transition Property
               -----------------
has been validly transferred and sold to the Note Issuer, the Note Issuer shall own all such Transition Property, free and clear of all Liens and rights of others, except for any statutory lien in favor of the holders of the rate reduction bonds issued pursuant to the Financing Order and the trustee or the representative for such holders pursuant to Section 843(g) of the PU Code; and all filings to be made by the Seller (including filings with the CPUC under the PU Code) necessary in any jurisdiction to give the Note Issuer a first priority perfected ownership or security interest in the Transition Property have been made (subject to any statutory lien in favor of the holders of the rate reduction bonds issued pursuant to the Financing Order and the trustee or the representative for such holders pursuant to Section 843(g) of the PU Code). No further action, other than any filings required by Sections 9-403(2)-(3), 9-306, 9-402(7) and 9-103 of the Uniform Commercial Code and Sections 843 and 844 of the PU Code, is required to maintain such first priority perfected ownership or security interest (subject to any statutory lien in favor of the holders of the rate reduction bonds issued pursuant to the Financing Order and the trustee or the representative for such holders pursuant to Section 843(g) of the PU
Code).

          (d) Financing Order and Issuance Advice Letters; Other Approvals. At
              -------------------------------------------------------------
the Closing Date, under the laws of the State of California and the United States in effect on the Closing Date, (i) the Financing Order and the Issuance Advice Letter pursuant to which the Transition Property has been created have been duly authorized and adopted by the CPUC and are in full force and effect;
(ii) as of the issuance of the Certificates, the Certificates are entitled to the protections provided in the first sentence and the penultimate sentence of
Section 841(c) and the first sentence of Section 842(d) of the PU Code and, accordingly, the Financing Order and the Issuance Advice Letter are not revocable by the CPUC; (iii) none of the State of California, the CPUC or the Infrastructure Bank may revoke, limit, alter or modify the Transition Property, the Financing Order or the Advice Letters relating thereto, and all rights thereunder, in a manner adversely affecting the Noteholders or the Certificateholders, other than a temporary impairment described in the following sentence, until the Certificates, together with interest thereon, are fully discharged, unless adequate provision shall be made by law for the protection of the Note Issuer, the Trust and the Certificateholders; (iv) the process by which the Financing Order and the IED Bank Issuance Resolution were adopted and approved and the Issuance Advice Letter was filed, and the Financing Order, the Issuance Advice Letter and the IED Bank Issuance Resolution themselves, comply with all applicable laws, rules and regulations, and, prior to the discharge in full of the Certificates unless adequate provision shall be made by law for the protection of the Note Issuer, the Trust and the Certificateholders, no court or other administrative body can order the revocation, alteration, limitation or other impairment of the Financing Order, the Issuance Advice Letter, the IED Bank Issuance Resolution, the Transition Property or the FTA Charges or any rights arising under any of them or enjoin the performance of any obligations thereunder; and (v) no other approval, authorization, consent, order or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of the Transition Property, except those that have been obtained or made. For purposes of clause (d)(iii) above, a "temporary impairment" shall mean a breach by the State of California of its pledge contained in Section 841(c) of the PU Code effecting a temporary impairment of the Certificateholders' rights which under current law would be permitted if it can be shown to be necessary to advance an important public interest; such a public interest may arise in connection with a great public calamity, which might, for example, include economic upheaval or natural disasters.

          (e) Assumptions. At the Closing Date, the assumptions used in
              ------------
calculating the FTA Charges related to the Transition Property are reasonable and made in good faith.

          (f) Creation of Transition Property. Upon the effectiveness of the
              --------------------------------
Issuance Advice Letter: (i) all of the Transition Property constitutes a current property right; (ii) the Transition Property includes, without limitation, (A) the right, title and interest in and to the FTA Charges, as adjusted from time to time, (B) the right to be paid the total amounts set forth in the

Issuance Advice Letter, (C) the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the FTA Charges set forth in the Issuance Advice Letter, and (D) all rights to obtain adjustments to the FTA Charges pursuant to the Financing Order; and (iii) the holders of the Transition Property are entitled to recover the Transition Costs described in the Financing Order or the Issuance Advice Letter in the aggregate amount equal to the principal amount of the Notes and the Certificates, all interest thereon, the Overcollateralization Amount (as such term is defined in the Servicing Agreement) relating to the Notes and all related fees, costs and expenses in respect of the Notes and the Certificates until they have been paid in full.

          Section 3.09. Outstanding Indenture. On or prior to the Closing Date,
                        ----------------------
the Lien of the Seller Mortgage on the Transition Property shall have been released.

                                  ARTICLE IV.

                            Covenants of the Seller
                            -----------------------

          Section 4.01. Corporate Existence. So long as any of the Notes are
                        --------------------
outstanding, the Seller (a) will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

          Section 4.02. No Liens. Except for the conveyances hereunder or any
                        ---------
statutory lien under Section 843(g) of the PU Code, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Transition Property, or any interest therein, and the Seller shall defend the right, title and interest of the Note Issuer and the Note Trustee in, to and under the Transition Property, against all claims of third parties claiming through or under the Seller.

          Section 4.03.  Delivery of Collections. If the Seller receives
                         ------------------------
collections in respect of the FTA Charges or the proceeds thereof, the Seller agrees to pay the Servicer all payments received by the Seller in respect thereof as soon as practicable after receipt thereof by the Seller, but in no event later than two Business Days after such receipt.

          Section 4.04. Notice of Liens. The Seller shall notify the Note Issuer
                        ----------------
and the Note Trustee promptly after becoming aware of any Lien on any of the Transition Property other than the conveyances hereunder or under the Indenture or any statutory lien under Section 843(g) of the PU Code.

          Section 4.05. Compliance with Law. The Seller hereby agrees to comply
                        --------------------
with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to the Seller, except to the extent that failure to so comply would not adversely affect the Note Issuer's or the Note Trustee's interests in the Transition Property or under any of the Basic Documents or the Seller's performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

          Section 4.06.  Covenants Related to Transition Property.
                         -----------------------------------------

          (a) So long as any of the Notes are outstanding, the Seller shall treat the Notes as debt of the Note Issuer for all purposes.

          (b) So long as any of the Notes are outstanding, the Seller shall indicate in its financial statements that it is not the owner of the Transition Property.

          (c) So long as any of the Notes are outstanding, the Seller shall not own or purchase any Notes or Certificates.

          (d) The Seller agrees that upon the sale by the Seller of the Transition Property to the Note Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including applicable CPUC Regulations, the Note Issuer shall have all of the rights originally held by the Seller with respect to such Transition Property, including the right to exercise any and all rights and remedies to collect any amounts payable by any Customer in respect of such Transition Property, notwithstanding any objection or direction to the contrary by the Seller and (ii) any payment by any Customer to the Note Issuer shall discharge such Customer's obligations in respect of such Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

          (e) So long as any of the Notes are outstanding, (i) the Seller shall not make any statement or reference in respect of the Transition Property that is inconsistent with the ownership interest of the Note Issuer, and (ii) the Seller shall not take any action in respect of the Transition Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents.

          Section 4.07. Protection of Title. The Seller shall execute and file
                        --------------------
such filings, including filings with the CPUC pursuant to the PU Code, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Note Issuer in the Transition Property, including all filings required under the Statute relating to the transfer of the ownership or security interest in the Transition Property by the Seller to the Note Issuer. The Seller shall deliver (or cause to be delivered) to the Note Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the CPUC or the State of California of any of their obligations or duties under the PU Code, the Financing Order or the Issuance Advice Letter, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to protect the Note Issuer and the Certificateholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III. The costs of any such actions or proceedings will be payable by the Seller.

          Section 4.08. Nonpetition Covenants. Notwithstanding any prior
                        ----------------------
termination of this Agreement or the Indenture, but subject to the CPUC's right to order the sequestration and payment of revenues arising with respect to the Transition Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Transition Property pursuant to Section 843(e) and (g) of the PU Code, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause the Note Issuer or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Note Issuer or the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuer or the Trust or any substantial part of the property of the Note Issuer or the Trust, or ordering the winding up or liquidation of the affairs of the Note Issuer or the Trust.

          Section 4.09. Taxes. So long as any of the Notes are outstanding, the
                        ------
Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the Transition Property; provided that no such tax need be paid if the Seller or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

                                   ARTICLE V.

                                   The Seller
                                   ----------

          Section 5.01.  Liability of Seller; Indemnities.
                         ---------------------------------

          (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under the Agreement.

          (b) (i) In the event of a breach by the Seller of any representation and warranty specified in Sections 3.08(d) or 3.08(f) that has a material adverse effect on the Certificateholders, the Seller shall repurchase the Transition Property from the Note Issuer at a purchase price (the "Repurchase Price") equal to the then outstanding principal amount of the Notes and all accrued and unpaid interest thereon as of the Repurchase Date; provided, however, that the Seller shall not be obligated to
           --------  -------
     repurchase the Transition Property if (A) within 90 days after the date of the occurrence thereof such breach is cured or the Seller takes remedial action such that there is not and will not be a material adverse effect on the Certificateholders as a result of such breach and (B) either (i) if the Seller had, immediately prior to the breach, a long term debt rating of at least "A3" by Moody's and "BBB" by Standard & Poor's and the equivalent of "BBB" by any other Rating Agency, the Seller enters into a binding agreement with the Note Issuer to pay any amounts necessary so that all interest payments due on the Notes during such 90-day period will be paid in full, or (ii) if the Seller does not have such long term debt ratings, the Seller deposits, within two Business Days after such breach, an amount in escrow with the Note Trustee sufficient, taking into account amounts on deposit in the Collection Account which will be available for such purpose, to pay all interest payments which will become due on the Notes during such 90-day period. The Seller will not be in breach of any representation and warranty as a result of a change in law by means of a legislative enactment, constitutional amendment or voter initiative.

     (ii) In the event of a breach by the Seller of any representation and warranty specified in Sections 3.01, 3.03, 3.04, 3.05, 3.08(b) or 3.08(c)
     that has a material and adverse effect on the Certificateholders, if within 30 days after the Seller receives written notice from the Note Trustee or the Certificate Trustee or otherwise becomes aware of such breach, such breach has not been cured and the Seller has not taken remedial action such that there is not and will not be a material adverse effect on the Certificateholders as a result of such breach, then the Seller shall repurchase the Transition Property from the Note Issuer for the Repurchase Price on the Repurchase Date;

     (iii) Upon the payment by the Seller of the Repurchase Price pursuant to this Section 5.01(b), neither the Note Issuer nor any other Person shall have any other claims, rights or remedies against the Seller for a breach of the foregoing representations and warranties.

          (c) The Seller shall indemnify the Note Issuer, the Trust, the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Infrastructure Bank, the STO, the Noteholders and the Certificateholders and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than any taxes imposed on Noteholders or Certificateholders solely as a result of their ownership of Notes or Certificates, respectively) that may at any time be imposed on or asserted against any such Person as a result of the sale of the Transition Property to the Note Issuer, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes.

          (d) The Seller shall indemnify the Note Issuer, the Trust, the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Infrastructure Bank, the STO, the Noteholders and the Certificateholders and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than any taxes imposed on Noteholders or Certificateholders solely as a result of their ownership of Notes or Certificates, respectively) that may be imposed on or asserted against any such Person under existing law as of the Closing Date as a result of the issuance and sale by the Note Issuer of the Notes, the issuance and sale by the Trust of the Certificates or the other transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes.

          (e) The Seller shall indemnify the Note Issuer, the Trust, the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Infrastructure Bank, the STO, the Noteholders and the Certificateholders and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever (collectively, "Losses") that may be imposed on, incurred by or asserted against any such Person as a result of (i) the Seller's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement, or the Seller's reckless disregard of its obligations and duties under this Agreement or (ii) the Seller's breach of any of its representations or warranties contained in this Agreement (other than the representations and warranties specified in Sections 3.01, 3.03, 3.04, 3.05, 3.08(b), 3.08(c), 3.08(d) or 3.08(f) the breach of which are subject to the repurchase obligation set forth in Section 5.01(b)).

          (f) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate based on existing law as of the Closing Date.

          (g) Indemnification under Sections 5.01(c) through 5.01(f) shall survive the resignation or removal of the Note Trustee, the Certificate Trustee or the Delaware Trustee and the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including attorneys fees and expenses).

          Section 5.02.  Merger or Consolidation of, or Assumption of the
                         ------------------------------------------------
Obligations of, Seller. Any Person (a) into which the Seller may be merged or
-----------------------
consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller hereunder, shall be the successor to the Seller under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i)-------- -------immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III shall have been breached and (if the Seller is the Servicer) no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Note Issuer and the Note Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Seller shall have delivered to the Note Issuer and the Note Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller, including filings with the CPUC pursuant to the PU Code, have been executed and filed that are necessary to fully preserve and protect the interest of the Note Issuer in the Transition Property and reciting the details of such filings, or
(B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests and (iv) the Rating Agencies shall have received prior written notice of such transaction. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of any transaction referred to in clauses (a),
(b) or (c) above.

          Section 5.03. Limitation on Liability of Seller and Others. The Seller
                        --------------------------------- -----------
and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                                  ARTICLE VI.

                            Miscellaneous Provisions
                            ------------------------

          Section 6.01. Amendment. The Agreement may be amended by the Seller
                        ----------
and the Note Issuer, with prior written notice given to the Rating Agencies and the prior written consent of the Note Trustee, but without the consent of any of the Noteholders or Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action
                                           --------  -------
shall not, as evidenced by an Officer's Certificate delivered to the Note Issuer and the Note Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

          This Agreement may also be amended from time to time by the Seller and the Note Issuer, with prior written notice given to the Rating Agencies and the prior written consent of the Note Trustee and the prior written consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes [of all Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a)
                        --------  -------
increase or reduce in any manner the amount of, or accelerate or delay the timing of, FTA Collections or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes.

          Promptly after the execution of any such amendment or consent, the
Note Issuer shall furnish written notification of the substance of such amendment or consent to the Note Trustee, the Infrastructure Bank, the STO and each of the Rating Agencies.

          Notwithstanding anything to the contrary contained herein, no such amendment may amend or in any way modify the rights of the Infrastructure Bank or the STO under this Agreement without their prior written consent.

          It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to the execution of any amendment to this Agreement, the Note Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Note Trustee may, but shall not be obligated to, enter into any such amendment which affects the Note Trustee's own rights, duties or immunities under this Agreement or otherwise.

          Section 6.02. Notices. All demands, notices and communications upon or
                        --------
to the Seller, the Note Issuer, the Note Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, mailed or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Southern California Edison Company, at 2244 Walnut Grove Avenue, Rosemead, CA 91770, Attention of Mary C. Simpson, (b) in the case of the Note Issuer, to SCE Funding LLC, 2244 Walnut Grove Avenue, Room 180, Rosemead, CA 91770, Attention of Treasurer, (c) in the case of the Note Trustee, at the Corporate Trust Office,
(d) in the case of the Certificate Trustee, to Bankers Trust Company of California, N.A., c/o Bankers Trust Company, Corporate Trust and

Agency Services, at Four Albany Street, New York, NY 10006, Attention of Structured Finance Group, (e) in the case of the Infrastructure Bank, to California Infrastructure and Economic Development Bank, c/o California Trade and Commerce Agency, 801 K Street, Suite 1700, Sacramento, CA 95814, Attention of Executive Director, (f) in the case of the STO, to the California State Treasurer's Office, 915 Capitol Mall, Room 110, Sacramento, CA 95814, Attention of Deputy Treasurer, (g) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (h) in the case of Standard & Poor's, to Standard & Poor's Corporation, 26 Broadway (10th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (i) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, NY 10004, Attention of Commercial Asset-Backed Securities, (j) in the case of Duff & Phelps, to Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor, New York, NY 10004, Attention of Asset-Backed Monitoring Group or (k) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          Section 6.03. Assignment. Notwithstanding anything to the contrary
                        -----------
contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

          Section 6.04. Limitations on Rights of Others. The provisions of this
                        --------------------------------
Agreement are solely for the benefit of the Seller, the Note Issuer, the Note Trustee, the Trust, the Certificate Trustee, the Delaware Trustee, the Infrastructure Bank, the STO, the Noteholders and the Certificateholders and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Transition Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          Section 6.05. Severability. Any provision of this Agreement that is
                        -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 6.06. Separate Counterparts. This Agreement may be executed by
                        ----------------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 6.07. Headings. The headings of the various Articles and
                        ---------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 6.08. Governing Law. This Agreement shall be construed in
                        --------------
accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 6.09. Assignment to Note Trustee. The Seller hereby
                        ---------------------------
acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Note Issuer to the Note Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Note Issuer in, to and under the Transition Property and the proceeds thereof and the assignment of any or all of the Note Issuer's rights and obligations hereunder to the Note Trustee.

          Section 6.10. Limitation of Liability. It is expressly understood and
                        ------------------------
agreed by the parties hereto that (a) this Agreement is executed and delivered by Bankers Trust Company of California, N.A., not individually or personally but solely as Note Trustee on behalf of the holders of the Notes, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made by the Note Trustee on behalf of the holders of the Notes are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company of California, N.A., but are made and intended for the purpose of binding only the holders of the Notes,
(c) nothing herein contained shall be construed as creating any liability on Bankers Trust Company of California, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, except in its capacity as Note Trustee, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties and (d) under no circumstances shall Bankers Trust Company of California, N.A., be personally liable for the payment of any indebtedness or expenses of the holders of the Notes or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Note Trustee under this Agreement; provided, however,
                                                             --------  -------
that this provision shall not protect Bankers Trust Company of California, N.A. against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.
                               SCE FUNDING LLC, Note Issuer,


                                by   /s/ Mary C. Simpson
                                     -------------------------------
                                      Title: Vice President and Treasurer


                               SOUTHERN CALIFORNIA EDISON
                               COMPANY, Seller,


                                by   /s/ Theodore F. Craver, Jr.
                                     ------------------------------
                                      Title: Vice President and Treasurer

Acknowledged and Accepted:

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A., not in
its individual capacity but
solely as Note Trustee,


 by  /s/ Peter Becker
     -------------------
     Peter Becker
     Assistant Secretary

                                 SCHEDULE 3.06


                                  Proceedings
                                  -----------

1. Petition for writ of review filed with the California Supreme Court by The Utility Reform Network on November 24, 1997.